Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vaccitech plc

Oxford, United Kingdom

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vaccitech plc of our report dated March 25, 2022, relating to the consolidated financial statements which appears in the Company’s Annual Report on Form 10-K, which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

London, United Kingdom

March 25, 2022